ePLUS REPORTS RECORD ANNUAL REVENUES,
                              NET EARNINGS, AND EPS

             Earnings Conference Call Scheduled for Friday, July 1st

HERNDON, VA - June 29, 2005 - ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management (ECM) solutions, announced record financial results for its quarter and year ended March 31, 2005. For the year, net earnings increased 149% to $25.3 million from $10.2 million, and fully diluted earnings per share increased 164% to $2.68 from $1.02 per share.
Revenues increased 74% to $576 million from $331 million the prior year.

For the quarter ended March 31, 2005 net earnings increased 646% to $19.4 million from $2.6 million the prior year, and fully diluted earnings per share increased 692% to $2.06 from $0.26. Revenues for the quarter increased 97% to $168.3 million as compared to $85.3 million recorded in the fourth quarter of 2004.

A significant contributor to the increase in net earnings and earnings per share for the year and quarter was a $37 million payment received in settlement of a patent infringement lawsuit recorded in the fourth quarter. The settlement payment was recorded as fee and other income. As a result, for the quarter, fee and other income increased to $39.9 million from $3.3 million the prior year, and for the twelve months ended March 31, 2005, increased to $48.5 million from $11.4 million the prior year.

The Company repurchased 448,616 shares of common stock during the year at a total cost of $5.7 million. Weighted average diluted shares outstanding were 9.4 million shares on March 31, 2005 as compared to 10.0 million shares the prior year. The actual number of shares of common stock issued and outstanding on March 31, 2005 was 8.6 million shares.

At March 31, 2005, the Company had cash and cash equivalents of $38.9 million and total stockholder's equity of $132 million, as compared to $25.2 million and $112 million, respectively, at March 31, 2004.

"Competition intensified during our fiscal year ending March 31, 2005, and our increase in revenues was offset by margin pressure in all business lines, and increased costs" stated Phillip G. Norton, chairman, president and chief executive officer of ePlus. "In our software business, we successfully defended our intellectual property and received a substantial cash settlement, and continued to invest in software development. ePlus Technology, our wholly owned subsidiary engaged in IT fulfillment and advanced professional services, successfully acquired and integrated Manchester Technology's IT sales business, and its revenues increased both organically and through the proven execution of strategic acquisitions. With new customers from the acquisition and targeted marketing campaigns, we continue to expand the base from which to cross-sell our business process automation and our Enterprise Cost Management solutions."

"Our objective going forward is to improve our internal systems to increase efficiency and reduce costs, seek out strategic acquisitions to enhance our portfolio of services and locations, and drive organic growth through more focused cross-selling and strengthening vendor relations" concluded Mr. Norton.

Investors are  encouraged  to read the company's  Form 10-K for the period ended
March 31, 2005, when filed. Copies will be available at http://www.eplus.com/, http://www.sec.gov/, or by contacting the company at info@eplus.com or (888)
482-1122.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of  purchasing,  owning,  and  financing  goods and services.  ePlus  Enterprise Cost Management  (eECM) packages  business  process
outsourcing,   eProcurement,  asset  management,  product  and  catalog  content management,  supplier  enablement,  strategic  sourcing,  financial services and document access and collaboration into a single integrated  solution,  all based on ePlus' leading business application software. The company is headquartered in
Herndon,  VA, and has more than 30 locations  in the U.S. For more  information, visit http://www.eplus.com/, call 888-482-1122 or email info@eplus.com.

ePlus, eECM, and ePlus Enterprise Cost Management are registered trademarks ePlus inc. in the U.S. and/or other countries.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of June 29, 2005. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, the Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, and its Form 10-K for the fiscal year ended March 31, 2005 when filed including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations," which are on file with the SEC and available at the SEC's website at http://www.sec.gov/.

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ePlus inc. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
                                                                                           Year Ended March 31,
                                                                                    ---------------------------------
                                                                                         2004             2005
                                                                                    ---------------------------------
REVENUES

Sales of product                                                                       $ 267,898,937    $480,970,082
                                                                                    ---------------------------------

Lease revenues                                                                           51,253,518       46,343,797
Fee and other income                                                                     11,405,033       48,484,643
                                                                                    ---------------------------------
                                                                                         62,658,551       94,828,440

                                                                                    ---------------------------------
TOTAL REVENUES                                                                          330,557,488      575,798,522
                                                                                    ---------------------------------

COSTS AND EXPENSES

Cost of sales, product                                                                  236,283,350      432,774,189
                                                                                    ---------------------------------

Direct lease costs                                                                       10,560,586       11,508,820
Professional and other fees                                                               3,700,795        9,417,010
Salaries and benefits                                                                    41,325,224       54,858,181
General and administrative expenses                                                      14,630,731       18,253,106
Interest and financing costs                                                              6,847,072        5,981,054
                                                                                    ---------------------------------
                                                                                         77,064,408      100,018,171

                                                                                    ---------------------------------
TOTAL COSTS AND EXPENSES                                                                313,347,758      532,792,360
                                                                                    ---------------------------------

Earnings before provision for income taxes                                               17,209,730       43,006,162
                                                                                    ---------------------------------

Provision for income taxes                                                                7,055,989       17,718,360
                                                                                    ---------------------------------

NET EARNINGS                                                                           $ 10,153,741      $25,287,802
                                                                                    =================================
NET EARNINGS PER COMMON SHARE - BASIC                                                         $1.09           $ 2.84
                                                                                    =================================
NET EARNINGS PER COMMON SHARE - DILUTED                                                       $1.02           $ 2.68
                                                                                    =================================

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                                               9,332,324        8,898,112
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                                             9,976,458        9,433,250

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ePlus inc. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
                                                                                 As of March 31,      As of March 31,
                                                                                     2004                2005
                                                                                --------------------------------------
ASSETS

Cash and cash equivalents                                                            $25,155,011           $38,851,714
Accounts receivable, net of allowance for doubtful
  accounts of $1,584,358 and $1,959,049 as of March 31, 2004
  and 2005, respectively                                                              51,188,640            93,555,462
Notes receivable                                                                          51,986               114,708
Inventories                                                                              899,748             2,116,855
Investment in leases and leased equipment - net                                      186,667,141           189,468,926
Property and equipment - net                                                           5,230,473             6,647,781
Other assets                                                                           4,765,782             3,859,791
Goodwill                                                                              20,243,310            26,125,212
                                                                                --------------------------------------
TOTAL ASSETS                                                                        $294,202,091          $360,740,449
                                                                                ======================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable - equipment                                                          $9,993,077            $8,965,022
Accounts payable - trade                                                              32,140,670            55,332,993
Salaries and commissions payable                                                         583,934               771,487
Accrued expenses and other liabilities                                                11,983,798            32,945,931
Recourse notes payable                                                                     5,863             6,264,897
Nonrecourse notes payable                                                            117,857,208           114,838,994
Deferred tax liability                                                                10,053,226             9,519,309
                                                                                --------------------------------------
Total Liabilities                                                                    182,617,776           228,638,633

COMMITMENTS AND CONTINGENCIES                                                                  -                     -

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized;
  none issued or outstanding                                                                   -                     -
Common stock, $.01 par value; 25,000,000 authorized,
  10,717,242 issued and 8,939,958 outstanding at March 31,
  2004; and 25,000,000 authorized, 10,807,392 issued and
  8,581,492 outstanding at March 31, 2005                                               $107,172              $108,074
Additional paid-in capital                                                            64,339,988            65,181,862
Treasury stock, at cost, 1,777,284 and 2,225,900 shares,
  respectively                                                                      (17,192,886)          (22,887,881)
Retained earnings                                                                     64,211,474            89,499,096
Accumulated other comprehensive income - Foreign currency
  translation adjustment                                                                 118,567               200,665
                                                                                --------------------------------------
Total Stockholders' Equity                                                           111,584,315           132,101,816
                                                                                --------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $294,202,091          $360,740,449
                                                                                ======================================
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        Contact:        Kleyton L. Parkhurst, SVP
                        ePlus inc.
                        kparkhurst@eplus.com
                        703-984-8150